UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2007

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51612

(Commission File Number)

68-0542002

(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300, The Woodlands, TX 77381

(Address of principal executive offices and Zip Code)

281-362-2787

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

We closed a private placement consisting of an aggregate of 4,966,500 shares of our common stock at a price of US$0.80 per share for aggregate proceeds of $3,973,200, 3,428,000 of which were issued on October 31, 2007 and 1,538,500 of which were issued on August 21, 2007.

Of the 4,966,500 shares of our common stock: (i) we issued 4,591,500 shares pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act to 77 investors who were “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) of Regulation D promulgated under the 1933 Act; and (ii) we issued 375,000 shares to one (1) non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Investors in this offering were introduced to our company by three finders to whom we paid a fee consisting of $187,152 in cash and an aggregate of 292,425 share purchase warrants (the “Warrants”). Each Warrant entitles the finder to purchase one share of common stock of our company (the “Warrant Shares”) at an exercise price of $1.60 per Warrant Share for a period of two years; provided, however, if there is no effective registration statement registering the resale of the Warrant Shares at any time after one year from the date of issuance of these Warrants, the Warrants may be exercised on a cashless basis. The Warrants were issued to three who were “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) of Regulation D promulgated under the 1933 Act.

Item 9.01.	Financial Statements and Exhibits
10.1	Form of Subscription Agreement for US residents
10.2	Form of Subscription Agreement for non US residents
10.3	Form of Placement Agency Agreement
10.4	Form of Warrant Certificate

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek

Pierre Mulacek

Chief Executive Officer

Date:	December 12, 2007

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